UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 1, 2006

CYTOMEDIX, INC.
(Exact name of registrant as it appears in its charter)

Delaware	001-32518	23-3011702
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
416 Hungerford Drive, Suite 330
Rockville, Maryland 20850
(Address of principal executive offices and zip code)

240-499-2680
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 - Securities and Trading Markets

Item 3.02. Unregistered Sales of Equity Securities

On May 1, 2006, Cytomedix, Inc., issued the press release attached as Exhibit 99.1 announcing its receipt of commitments to exercise $2.2 million in outstanding warrants and the termination of its offering of Class D Warrants to the warrantholders electing to exercise such outstanding warrants. The Class D Warrants were offered to certain holders of the company’s outstanding warrants in return for their commitment to exercise the outstanding warrants. To date, Cytomedix has received $1.3 million from the exercise of the outstanding warrants. The remaining $900,000 is due in two installments, with the final payments due May 17, 2006.

In return for the exercise of outstanding warrants of 1.5 million shares of its common stock, Cytomedix will issue a new five-year Class D Warrant to purchase one share of common stock for each $7.50 received from the exercise of outstanding warrants. Each Class D Warrant gives the holder the right to purchase one share of the Company’s common stock at an exercise price of $3.50. These warrants have piggyback registration rights and are callable if the Company’s stock closes above $4.50 for ten consecutive trading days.

Cytomedix received commitments to exercise outstanding warrants to purchase 1.5 million shares of the Company’s common stock and expects to issue Class D Warrants to purchase 294,000 shares of common stock as a result of such exercises. The Class D Warrants to be issued, and the common stock issued upon exercise of the Class D warrants, will be issued pursuant to the exemption provided by Section 4(2) of the Securities Act of 1933 and the rules promulgated thereunder.

The form of the Class D Warrant is attached hereto as Exhibit 4.1 and incorporated herein. The form of Registration Rights Agreement between Cytomedix, Inc. and the holders of the Class D Warrants is attached hereto as Exhibit 4.2 and incorporated herein. The press release issued on May 1, 2006, announcing the transaction referenced above is attached hereto as Exhibit 99.1 and incorporated herein.

Section 9—Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits. The following Exhibits are furnished with this Current Report on Form 8-K:

Exhibit No.	Description

Exhibit 4.1	Form of Class D Warrant to Purchase Shares of Common Stock of Cytomedix, Inc.

Exhibit 4.2	Form of Registration Rights Agreement between Cytomedix, Inc., and the Class D Warrantholders.

Exhibit 99.1	Press Release of Cytomedix, Inc., dated May 1, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTOMEDIX, INC.

By:	/s/ Andrew Maslan
Andrew Maslan
Chief Financial Officer

Date: May 1, 2006